Exhibit 99.1
                                                                    ------------


        Knology Reports Continued Growth in First Quarter 2007


    WEST POINT, Ga.--(BUSINESS WIRE)--May 2, 2007--Knology, Inc.
(Nasdaq: KNOL):

    First Quarter Highlights:

    -- Revenue increased to $69.0 million for the first quarter 2007, representing a double digit 10.1% increase compared to the same period one year ago.

    -- EBITDA, as adjusted, increased to $19.3 million for the first quarter 2007, representing an increase of 24.3% compared to the same period in 2006.

    -- Achieved EBITDA margin of 28.0%, an increase from 24.8% one year ago and an increase from 26.9% in the fourth quarter of 2006.

    -- Achieved 9,260 net connections for the quarter, including increases in all three service offerings.

    -- Announced the signing of a definitive agreement to acquire PrairieWave Communications on January 9, 2007 and closed the acquisition on April 3, 2007.

    -- Simplified the capital structure and significantly reduced the cost of capital with the successful closing of a $555 million credit facility subsequent to quarter end on April 3, 2007, the proceeds of which were used to fund the PrairieWave transaction and refinance the existing credit facilities.

    Knology, Inc. (Nasdaq: KNOL) today reported financial and operating results for the first quarter ended March 31, 2007. Total revenue for the first quarter of 2007 was $69.0 million compared to revenue of $66.9 million for the previous quarter and $62.7 million for the same period one year ago. Knology reported EBITDA, as adjusted, of $19.3 million for the first quarter of 2007, representing an all-time high for the company. EBITDA, as adjusted, was $18.0 million in the previous quarter and $15.5 million in the first quarter of 2006.

    Knology reported a net loss attributable to common stockholders for the first quarter of 2007 of $6.7 million or $(0.19) per share, compared with a net loss of $7.7 million, or $(0.22) per share for the previous quarter and $11.1 million, or $(0.46) per share for the first quarter of 2006.

    Total connections increased 9,260 for the first quarter of 2007 to 471,571 as of quarter end. The increase in connections included growth in all three service offerings. The company added 4,528 data connections, 2,474 voice connections and 2,258 video connections during the quarter. Average monthly revenue per connection increased to $49.16, compared to $48.42 for the previous quarter and $47.66 in the first quarter of 2006. Average monthly connection churn was 2.5%, compared to churn of 2.6 % for the previous quarter and 2.4% in the first quarter of 2006.

    Subsequent to quarter end, on April 3, 2007, Knology closed the $255 million acquisition of PrairieWave Communications, the leading broadband services provider in communities surrounding Rapid City and Sioux Falls, South Dakota, including areas of Minnesota and Iowa. Knology funded the acquisition and related transaction costs with a portion of a new $555 million first lien term loan. The remaining proceeds of the new first lien facility were used to refinance the company's existing first lien and second lien term loans, including transaction expenses. The new credit agreement also includes a $25 million revolving facility, of which no amount is drawn or currently outstanding.

    "The business is off to a good start in 2007," said Rodger L. Johnson, President and Chief Executive Officer of Knology, Inc. "We are pleased that we were able to close the PrairieWave transaction early in the year, and we are excited about the benefits this business combination, along with the related financing structure, should bring to our shareholders beginning in the second quarter of 2007 and beyond. We are grateful for the employees of Knology and PrairieWave and the way that these employees continue to work hard to take care of our customers."

    M. Todd Holt, Chief Financial Officer of Knology, Inc. added, "In the first quarter of 2007 we continued to experience healthy double digit revenue growth with a significant flow through down to EBITDA and free cash flow. Our ability to expand our EBITDA margins and create efficiencies with our capital structure positions the company for continued growth in the coming periods. We remain focused on delivering solid revenue, EBITDA and free cash flow growth for our shareholders."



First Quarter Key Operating Metrics


                                           Q1        Q1     % Change
                                          2007      2006   vs. Q1 2006
                                        --------  -------- -----------
Marketable Homes Passed                 762,003   751,574         1.4%

Connections
      Video                             180,876   177,546         1.9%
      Voice
            On-Net                      157,787   149,069         5.9%
            Off-Net                       6,185     6,268       (1.3)%
                                        --------  -------- -----------
                  Total Telephone       163,972   155,337         5.6%
      Data                              126,723   111,476        13.7%

Total On-Net Connections                465,417   438,091         6.2%
Total Connections                       471,571   444,359         6.1%

Residential Connections                 418,103   398,524         4.9%
Business Connections                     53,468    45,835        16.7%

Average Monthly Revenue
      Per Connection                   $  49.16  $  47.66
Average Monthly Connection
      Churn                                2.5 %     2.4 %

For full descriptions of the above metrics, please refer to Non-GAAP
 Financial and Operating Measures on page 4 of this release.


    Conference Call and Replay

    Knology has scheduled a conference call to discuss the results of the first quarter 2007, which will be broadcast live over the Internet, on Thursday, May 3, 2007 at 10:00 a.m. Eastern Time. Investors, analysts and the general public will have the opportunity to listen to the conference call free over the Internet by visiting Knology's Web site at www.knology.com or www.earnings.com. An audio archive will be available on Knology's website at www.knology.com or www.earnings.com for approximately seven days. Also, two hours after the conclusion of the call, a telephonic replay will be available through midnight on Thursday, May 10, by dialing 1-800-642-1687 or local 706-645-9291. You will need to refer to Confirmation I.D. # 5839144.

    About Knology

    Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast and in the South Dakota region.. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem.

    Knology's fiber-based business products include Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

    Information about Forward-Looking Statements

    This press release includes "forward-looking" statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. In addition, our revenues and earnings and our ability to achieve our planned business objectives are subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments that impact our industry and markets, (4) that needed financing will not be available to us if and as needed, (5) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (6) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (7) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2006, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today's date, and we do not assume any obligation to update any of these statements.

    Definitions of Non-GAAP Financial and Operating Measures

    We provide financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP
("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

    In this release, we use the Non-GAAP financial measure, EBITDA, as adjusted. EBITDA, as adjusted, is calculated as earnings before interest; taxes; depreciation and amortization; non-cash stock-based compensation; adjustment of interest rate cap agreement; adjustment of warrants to market; and other expenses. A reconciliation of EBITDA, as adjusted to net loss for the three month periods ended March 31, 2006 and 2007 and December 31, 2006 is attached to this press release. We also disclose EBITDA margin, which is equal to EBITDA, as adjusted, divided by total revenue.

    The other operating metrics used in this release include the following:

    -- Marketable Homes Passed - We report homes passed as the number of residential and business units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database. "Marketable homes passed" are homes passed other than those we believe are covered by exclusive arrangements with other providers of competing services.

    -- Total Connections - Because we deliver multiple services to our customers, we report the total number of connections for video, voice and data rather than the total number of customers. We count each video, voice or data purchase as a separate connection. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections. We do not record the purchase of digital video services by an analog video customer as an additional connection.

    -- On-net/Off-net connections - All of our video and data connections are provided over our networks. Our voice connections consist of both "on-net" and "off-net" connections. On-net refers to lines provided over our networks. Off-net refers to telephone connections provided over telephone lines leased from third parties.

    -- Average Monthly Revenue Per Connection - The Average Monthly Revenue Per Connection is the total revenue for a month divided by the average number of connections for that month, expressed in dollars.

    --  Average Monthly Connection Churn - The Average Monthly
        Connection Churn is the total churn for a month divided by the average number of connections for that month, expressed as a percentage.



                            Knology, Inc.
                Consolidated Statements of Operations
                             (Unaudited)
           (In Thousands, Except Share and Per Share Data)

                                               Three Months Ended
                                                    March 31,
                                           ---------------------------
                                                 2007         2006
                                              -----------  -----------
Operating Revenues:
      Video                                  $    30,718  $    27,696
      Voice                                       21,067       20,440
      Data                                        16,276       13,737
      Other                                          958          826
                                              -----------  -----------

Total Revenue                                     69,019       62,699

Direct costs                                      20,479       18,514
Selling, general and administrative
      expenses                                    29,671       29,430
Depreciation and amortization                     16,706       17,384
                                              -----------  -----------
Operating income (loss)                            2,163       (2,629)

Interest income                                      127           88
Interest expense                                  (8,156)      (8,618)
(Loss) gain on interest rate cap agreement          (455)         727
Loss on adjustment of warrant to market             (288)        (222)
Other expense, net                                   (85)         (20)
                                              -----------  -----------
Net loss                                     $    (6,694) $   (10,674)
Preferred stock dividend                               0         (391)
                                           --------------  -----------
Net loss attributable to common
      stockholders                           $    (6,694) $   (11,065)
                                              ===========  ===========

Basic and diluted net loss per share
      att. to common stockholders            $     (0.19) $     (0.46)
                                              ===========  ===========

Weighted average shares outstanding           34,845,922   24,295,867
                                              ===========  ===========




                            Knology, Inc.
                Condensed Consolidated Balance Sheets
                             (Unaudited)
                            (In Thousands)

ASSETS                                         3/31/2007   12/31/2006
                                               ----------  -----------

Current assets:
Cash and cash equivalents                     $    9,667  $    11,577
Restricted cash                                    1,195        1,620
Accounts receivable customers, net                21,115       22,511
Prepaid expenses and other                         3,340        2,509
                                               ----------  -----------
      Total current assets                        35,317       38,217

Property, plant & equipment, net                 235,554      243,831
Investments                                        1,243        1,243
Debt issuance costs                                9,630        9,912
Interest rate cap agreement                        1,019        1,474
Goodwill, intangible assets and other             41,887       41,884
                                               ----------  -----------

      Total assets                            $  324,650  $   336,561
                                               ==========  ===========

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
Current portion of notes payable              $    2,315  $     2,302
Accounts payable                                  20,235       19,076
Accrued liabilities                                7,790       15,525
Unearned revenue                                  11,356       10,984
                                               ----------  -----------
      Total current liabilities                   41,696       47,887

Notes payable                                    270,428      270,711
Warrants                                             878          590
                                               ----------  -----------
      Total liabilities                          313,002      319,188

Common stock                                         350          348
Additional paid in capital                       584,984      584,017
Accumulated deficit                             (573,686)    (566,992)
                                               ----------  -----------
      Total stockholders' equity                  11,648       17,373
                                               ----------  -----------
            Total liabilities and
             stockholders'
                  equity                      $  324,650  $   336,561
                                               ==========  ===========




                            Knology, Inc.
          Reconciliation of EBITDA, As Adjusted to Net Loss
                             (Unaudited)
                            (In Thousands)

                                Three months Three months Three months
                                   ended        ended        ended
                                 March 31,   December 31,  March 31,
EBITDA, as adjusted
 reconciliation                     2007         2006         2006
----------------------------------------------------------------------
Net loss                        $    (6,694) $    (7,743) $   (10,674)
Depreciation and amortization        16,706       17,024       17,384
Non-cash stock-based
 compensation                           459          407          792
Interest expense, net                 8,029        8,056        8,530
Adjustment of interest rate cap
 to market                              455          213         (727)
Adjustment of warrants to
 market                                 288           40          222
Other                                    85          (18)          20
                                 -----------  -----------  -----------
EBITDA, as adjusted             $    19,328  $    17,979  $    15,547
                                 ===========  ===========  ===========



    CONTACT: Knology, Inc.
             M. Todd Holt, 706-645-8752
             Chief Financial Officer
             todd.holt@knology.com